EXHIBIT 23.1


                           DARILEK, BUTLER & CO., P.C.
                            622 Isom Road, Suite 100
                            San Antonio, Texas 78216
                               210-979-0055 phone
                                210-979-0058 fax

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to (a) the inclusion, in the Registration Statement of Direct Wireless Communications, Inc. on Form SB-2, of our report dated May 22, 2001, relating to the financial statements of Direct Wireless Communications, Inc. for the period ended April 30, 2001 and (b) the reference to our firm in the Registration Statement under the caption "Experts."


                                                   "Darilek, Butler & Co., P.C."

San Antonio, Texas
May 22, 2001


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